UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 23, 2024

Date of Report (Date of earliest event reported)

000-52952

Commission File Number

Freedom Holdings, Inc. aka Freedom Acquisition Corp.
(Exact name of registrant as specified in its charter)

Florida	56-2560951
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10524 Independence Ave. Chatsworth, CA	91311
(Address of principal executive offices)	(Zip Code)

813-699-4098

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2024 the Company entered a Letter of Intent with Franks AI AB. The Agreement calls for

a.	Freedom to purchase 100% of Franks AI AB. In exchange of $200,000 USD cash and issuance of $200,000 worth Freedom common stock priced the day of closing.
b.	Franks AI AB shall become a wholly owned subsidiary of Freedom.
c.	Franks AI AB holds the ownership of the application known as Frank AI

Item 8.01. Other Events.

On July 2, 2024 a press release was issued to announce the acquisition of Franks AI AB.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K/A:

Exhibit No.	Description
10.1	Letter of Intent dated June 24, 2024
99.1	Press Release dated July 2, 2023
104	Cover Page Interactive Date File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2024	/s/ John Vivian
John Vivian
CEO

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